                                                                     EXHIBIT 4.9

                                REVOLVING NOTE(1)


        $75,000,000                                            Chicago, Illinois
                                                                    June 7, 1996


                  FOR VALUE RECEIVED, the undersigned, Protection One Alarm Monitoring, Inc., a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to the order of Heller Financial, Inc., a Delaware corporation ("Lender"), at the office of Agent (as defined in the Credit Agreement) at 500 West Monroe Street, Chicago, Illinois 60611, or at such other place as Agent may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of SEVENTY-FIVE MILLION DOLLARS ($75,000,000) or, if less, the aggregate unpaid principal amount of the Revolving Loan advanced by Lender pursuant to that certain Amended and Restated Credit Agreement dated as of the date hereof among Borrower, Heller Financial, Inc., as Agent and as Lender, and certain other Persons signatory thereto, together with Heller, as Lenders (as the same may from time to time hereafter be amended, supplemented, restated or modified, the "Credit Agreement").

                  This Revolving Note is referred to in and was executed and delivered pursuant to and evidences obligations of Borrower under the Credit Agreement, to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby are made and are to be repaid and for a statement of Agent's and Lenders' remedies upon the occurrence of an Event of Default as defined therein. The Credit Agreement is incorporated herein by reference in its entirety. All capitalized terms used in this Revolving Note shall have the meanings ascribed to them by the Credit Agreement, unless otherwise defined herein.

                  This Revolving Note is secured pursuant to the Security Agreement and the other Security Documents. Reference is made to the foregoing documents for a statement of terms and conditions of such security.

                  This Revolving Note shall be paid in full as provided in the Credit Agreement. Borrower further promises to pay interest, including default interest, on the outstanding unpaid principal amount hereof, as provided in the Credit Agreement. Interest shall be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                  If a payment hereunder becomes due and payable hereunder on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified in the Credit Agreement. Credit for payments made by Borrower shall, for the purpose of computing interest earned by Lender, be given in accordance with the Credit Agreement.

                  In no event shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess interest shall be applied in accordance with the term of the Credit Agreement.

                  Borrower hereby waives demand, presentment, protest, and notice of demand, presentment, protest and nonpayment. Except for such notice as may be specifically provided for in the Credit Agreement, Borrower also waives all rights to notice and hearing of any kind prior to the exercise by Agent, on behalf of


--------
(1) Notes in different principal amounts were executed by the Borrower in favor of each of the other "Lenders" under the Amended and Restated Credit Agreement dated as of June 7, 1996.

Lenders, of the right to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

                  In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all fees, costs and expenses, including reasonable attorney's fees and legal expenses, incurred by the holder of this Revolving Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

                   THIS REVOLVING NOTE SHALL BE DEEMED TO HAVE BEEN DELIVERED AND MADE AT CHICAGO, ILLINOIS AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF WHENEVER POSSIBLE EACH PROVISION OF THE REVOLVING NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS REVOLVING NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS REVOLVING NOTE. WHENEVER IN THIS REVOLVING NOTE REFERENCE IS MADE TO AGENT, ANY OF THE LENDERS OR BORROWER, SUCH REFERENCE SHALL BE DEEMED TO INCLUDE, AS APPLICABLE, A REFERENCE TO THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. THE PROVISIONS OF THIS REVOLVING NOTE SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF SUCH SUCCESSORS AND ASSIGNS. THE PROVISIONS OF THIS REVOLVING NOTE SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF SUCH SUCCESSORS AND ASSIGNS. BORROWER'S SUCCESSORS AND ASSIGNS SHALL INCLUDE, WITHOUT LIMITATION, A RECEIVER, TRUSTEE OR DEBTOR-IN-POSSESSION OF OR FOR BORROWER.

                  This Revolving Note supersedes, amends and restates the revolving note (the "Existing Note") issued to Lender pursuant to the Existing Credit Agreement. This Revolving Note is issued in substitution and replacement of such Existing Note and not in payment thereof and any and all amounts outstanding pursuant to such Existing Note shall be evidenced by this Revolving Note and shall be paid in accordance with the terms hereof.

                  IN WITNESS WHEREOF, this Revolving Note has been duly executed and delivered by Borrower as of the date first above written.

                                 PROTECTION ONE ALARM MONITORING, INC.


                                 By:               JOHN W. HESSE
                                        ___________________________________

                                 Title:            Executive Vice President
                                        ___________________________________


                                        2